UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 31, 2015 (March 26, 2015)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure

SIGNATURE

Item 7.01 Regulation FD Disclosure
This Form 8-K is being furnished solely to correct typographical errors on slides 77 and 92 of the Gibraltar Industries, Inc. 2015 Investor Day Presentation from March 26, 2015 (the “Investor Presentation”). The estimated free cash flow as a percentage of sales for 2015 on Slide 77 was incorrectly reported as +3% instead of the corrected range of +3% to +4%. The estimated free cash flow per share for 2015 on Slide 77 was incorrectly reported as $1.30 per share. The last row of Slide 77 in the Investor Presentation was updated with the corrected amount of $1.00 of free cash flow per share.
Gibraltar Industries, Inc. has posted the corrected version of the Investor Presentation in the “Events and Presentations” section of the “Investor Info” link on its website at www.gibraltar1.com.
The Company references non-GAAP financial information in the Investor Presentation. A reconciliation of these non-GAAP financial measures is also contained in the Investor Presentation. The information furnished pursuant to Item 7.01 in this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, unless the Company specifically incorporates it by reference in a document filed under the Securities Act or the Exchange Act.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date: March 31, 2015
	By:	/s/ Timothy F. Murphy
Timothy F. Murphy
Vice President, Secretary, and Treasurer